Item 77C  Tax-Exempt California Money Market Fund

Registrant incorporates by reference to
its Proxy Statement filed on January 4,
2008 (SEC Accession No. 0001193125-08-001722).
A Special Meeting of Shareholders of the Tax-Exempt
California Money Market Fund (the "Fund") was held
 on March 31, 2008 at the offices of Deutsche Asset
Management, 345 Park Avenue, New York, NY 10154.
The following matters were voted upon by the shareholders of said Fund (the resulting votes presented below):


1.Election of the Board of Trustees of the Fund


Number of Votes:
Trustee
For
Withheld
John W. Ballentine
79,405,085.8300
8,710,756.1800

Henry P. Becton, Jr.
79,394,222.4500
8,721,619.5600

Dawn-Marie Driscoll
79,427,637.7700
8,688,204.2400

Keith R. Fox
79,431,347.2200
8,684,494.7900

Paul K. Freeman
79,371,670.5100
8,744,171.5000

Kenneth C. Froewiss
79,427,637.7700
8,688,204.2400

Richard J. Herring
79,427,637.7700
8,688,204.2400

William McClayton
79,427,637.7700
8,688,204.2400

Rebecca W. Rimel
79,427,637.7700
8,688,204.2400

William N. Searcy, Jr.
79,427,637.7700
8,688,204.2400

Jean Gleason Stromberg
79,371,670.5100
8,744,171.5000

Robert H. Wadsworth
79,427,637.7700
8,688,204.2400

Axel Schwarzer
79,427,637.7700
8,688,204.2400

2-A.	Approval of an Amended and Restated
Investment Management Agreement

Number of Votes:
For
Against
Abstain
65,997,646.9200
2,902,145.3400
13,342,298.7500

2-B.	Approval of a Subadvisor Approval Policy

Number of Votes:
For
Against
Abstain
65,028,736.3300
3,721,310.3000
13,492,044.3800

3.	Approval of Revised Fundamental
Investment Policies Regarding:
3-a.	Borrowing Money

Number of Votes:
For
Against
Abstain
69,357,120.0200
3,713,415.3000
9,171,555.6900

3-b.	Senior Securities

Number of Votes:
For
Against
Abstain
69,480,229.7000
3,298,279.9600
9,463,581.3500

3-c.	Concentrations

Number of Votes:
For
Against
Abstain
69,356,780.9000
3,440,206.8600
9,445,103.2500

3-d.	Underwriting of Securities

Number of Votes:
For
Against
Abstain
69,344,545.3200
3,433,964.3400
9,463,581.3500

3-e.	 Real Estate Investments

Number of Votes:
For
Against
Abstain
69,275,613.2600
3,502,896.4000
9,463,581.3500

3-f.	Commodities

Number of Votes:
For
Against
Abstain
69,221,473.1300
3,881,054.0500
9,139,563.8300

3-g.	Lending

Number of Votes:
For
Against
Abstain
69,277,602.1200
3,500,907.5400
9,463,581.3500

3-h.	Portfolio Diversification

Number of Votes:
For
Against
Abstain
69,578,117.1600
3,435,573.3000
9,228,400.5500



Approval of the Removal of the
Fundamental Investment Policies
Regarding:
3-i.	Investing for Control

Number of Votes:
For
Against
Abstain
64,704,327.2200
6,450,403.9000
11,087,359.8900

3-j.	Restricted and Illiquid Securities

Number of Votes:
For
Against
Abstain
64,703,742.2300
6,455,722.3100
11,082,626.4700

3-k.	Margin Transactions

Number of Votes:
For
Against
Abstain
64,653,855.7600
6,779,741.3300
10,808,493.9200

3-l.	Securities Issued by Other Investment Companies

Number of Votes:
For
Against
Abstain
64,728,123.7300
6,723,951.4600
10,790,015.8200

3-m.	Short Sales

Number of Votes:
For
Against
Abstain
64,709,399.7600
6,450,649.7700
11,082,041.4800

3-n.	Options

Number of Votes:
For
Against
Abstain
64,709,399.7600
6,450,649.7700
11,082,041.4800

3-o.	Securities Owned by Officers and
Trustees or the Advisor

Number of Votes:
For
Against
Abstain
64,703,714.9900
6,257,360.2800
11,281,015.7400

3-p.	Issuers with Short Histories

Number of Votes:
For
Against
Abstain
64,763,391.7000
6,471,231.1300
11,007,468.1800



3-q.	Investment Objectives and Policies

Number of Votes:
For
Against
Abstain
64,709,372.5200
6,525,250.3100
11,007,468.1800

3-r.	Pledging Assets

Number of Votes:
For
Against
Abstain
64,718,750.4100
6,519,931.9000
11,003,408.7000

3-s.	Oil, Gas and Mineral Programs

Number of Votes:
For
Against
Abstain
64,716,640.6000
6,248,494.1500
11,276,956.2600

4-A.	Approval of a Reclassification of
Fundamental Investment Objectives as
Non-Fundamental

Number of Votes:
For
Against
Abstain
64,204,037.2100
3,351,643.0900
14,686,410.7100

The Special Meeting of Shareholders was
reconvened on May 1, 2008, at which
time the following matter was voted upon by the shareholders (the resulting votes are presented below):

5. Approval of Amended and Restated
Declaration of Trust

Number of Votes:
For
Against
Abstain
72,630,815.4000
2,851,448.8800
14,198,325.9900